SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

ISC8 INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-8402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 549-8211
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 4, 2013, ISC8 Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

Stockholders approved the election of Seth Hamot, Bill Joll, Marc Dumont, Jack Johnson, Thomas M. Kelly, Chester P. White and Robert L. Wilson to serve on the Board of Directors until the 2014 annual meeting of stockholders, or until their successors are elected and qualified.

	For	Withheld	Not Voted
Seth Hamot	99,543,730	2,252,762	21,411,043
Bill Joll	99,668,342	2,128,156	21,411,043
Marc Dumont	99,648,504	2,147,994	21,411,043
Jack Johnson	99,668,514	2,127,984	21,411,043
Thomas M. Kelly	101,757,797	38,700	21,411,043
Chester P. White	101,637,081	159,411	21,411,043
Robert L. Wilson	101,757,964	38,533	21,411,043

Proposal No. 2- Advisory Vote to Approve Executive Compensation

Stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers, as disclosed in the Executive Compensation section of the Company’s definitive proxy statement, dated May 4, 2013.

For	Against	Abstain	Not Voted
98,642,447	2,344,434	809,615	21,411,043

Proposal No. 3- Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation

Stockholders approved, on an advisory (non-binding) basis, holding an advisory vote on the compensation of the Company’s named executive officers every three years. The Board of Directors will take this result into consideration, and the Company will file an amendment to this Form 8-K within the timeframe prescribed under Item 5.07 once the Board makes a final determination as to how frequently the Company will conduct an advisory vote on executive compensation in its proxy materials.

One Year	Two Years	Three Years	Abstain	Not Voted
4,158,728	21,460,456	65,363,274	10,814,038	21,411,043

Proposal No. 4- Ratification of Appointment of Auditors

Stockholders ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2013.

For	Against	Abstain
122,008,352	1,014,872	184,315

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on May 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 Inc.

Date: June 6, 2013	By:	/s/ John Vong
John Vong
Chief Financial Officer